Exhibit 10.1

THIRD AMENDMENT TO REAL ESTATE

PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT (this “Amendment”) is made and entered into as of December 14, 2017, by and between A & J INVESTMENTS, LLC, an Alabama limited liability company, and MFJ, LLC, an Alabama limited liability company (collectively, “Seller”), and REVEN HOUSING ALABAMA, LLC, a Delaware limited liability company (“Buyer”).

RECITALS:

WHEREAS, Seller and Buyer entered into that certain Real Estate Purchase and Sale Agreement dated September 6, 2017, as amended by that certain Amendment to Real Estate Purchase and Sale Agreement dated September 27, 2017 and that certain Second Amendment to Real Estate Purchase and Sale Agreement dated October 31, 2017 (collectively, the “Contract”), pursuant to which Seller has agreed to sell to Buyer certain real property consisting of 48 single family homes in the State of Alabama, as more particularly described in the Contract, together with all of the improvements and structures located thereon, any heating and ventilating systems and other fixtures located therein or thereon, and all rights, interests, benefits, privileges, easements and appurtenances to the land and the Improvements, if any (collectively, the “Premises”); and

WHEREAS, Seller and Buyer desire to amend the Contract in certain respects, all as more particularly described hereinbelow.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in the Contract, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, Seller and Buyer hereby agree as follows:

1.        The Contract is hereby amended to provide that the Due Diligence Period shall expire on December 15, 2017.

2.       The Contract is hereby amended to provide that the Closing Date shall occur on December 29, 2017

3.       On or prior to Closing, Buyer shall deliver to Seller an updated collections report evidencing any and all delinquencies and other defaults under leases affecting the Property.

4.       All capitalized terms found in the Contract shall have the same meaning when used in this Amendment. This Amendment may be executed by facsimile or electronic signatures, which for all purposes shall be deemed to constitute originals. In addition, this Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

5.       Except as amended hereby, all terms and provisions of the Contract are and remain in full force and effect as therein written and are reinstated, ratified, and/or confirmed if and to the extent required to affirm the continuing validity of the Contract.

6.       In the event of a conflict between the terms of this Amendment and those of the Contract, the terms of this Amendment shall govern and control.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment effective as of the date set forth above.

SELLER

A & J INVESTMENTS, LLC, an Alabama limited liability company

By: Foundation Residential Acquisition Fund I, LLC, its Sole Member

By: Foundation Fund Management Company, LLC, its Manager

By:	/s/ John J. Thomas
John J. Thomas,
Vice President

MFJ, LLC, an Alabama limited liability company

By: Foundation Residential Acquisition Fund I, LLC, its Sole Member

By: Foundation Fund Management Company, LLC, its Manager

By:	/s/ John J. Thomas
John J. Thomas,
Vice President

BUYER

REVEN HOUSING ALABAMA, LLC,
a Delaware limited liability company

By:	/s/ Chad Carpenter
Chad Carpenter,
Chief Executive Officer